UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

current report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2009 (June 2, 2009)

SEITEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-144844 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043

(Address of Principal Executive Offices) (Zip Code)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Due to the continued downturn in both the oilfield services industry and the overall economy, the company and each of Robert D. Monson, the company's president and chief executive officer, Kevin P. Callaghan, the company's chief operating officer, and William J. Restrepo, the company's chief financial officer, agreed to amend their respective employment agreements to reduce their base salary by 10% during the period from May 1, 2009 through December 31, 2009. The other terms and conditions of their employment agreements remain in full force and effect. Robert J. Simon, president of Seitel Data, Ltd., a wholly-owned subsidiary of the company, agreed to a reduction of his base salary by 10% during the period from May 1, 2009 through December 31, 2009.

The foregoing description of the amendments to the employment agreements of Messrs. Monson, Callaghan and Restrepo is qualified in its entirety by reference to the form of amendment which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1 Form of Amendment to Employment Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2009	SEITEL, INC.

By: /s/ William J. Restrepo
William J. Restrepo
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment to Employment Agreement